Exhibit 1.1
EXECUTION COPY
4,000,000 Shares of Common Stock
Digital River, Inc.
Common Stock
UNDERWRITING AGREEMENT
March 22, 2006
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629
Dear Sirs:
     Digital River, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 4,000,000 shares (the “Offered Securities”) of its common stock, par value $0.01 per share (“Common Stock”). The Company hereby agrees with Credit Suisse Securities (USA) LLC (the “Underwriter”) as follows:
     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:
     (a) A registration statement (No. 333-122068), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933 (“Act”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “Effective Date” of the Registration Statement relating to the Offered Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     “Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus

(including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means 11:45 p.m. (PST) on March 22, 2006.
     (b) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Offered Securities, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus, in light of the circumstances under which they were made, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.
     (c) The date of this Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005. If, immediately prior to the third anniversary of the more recent of the initial effective date of the Registration Statement or December 1, 2005, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.
     (d)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c) under the Act made any offer in reliance on the exemption of Rule 163 under the Act, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
     (e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, and the information set forth in Schedule IV, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 7(b) hereto.
     (f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereto.
     (g) The Company has been duly formed and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”). All of the outstanding shares of capital stock of each of the Company’s subsidiaries (each a “Subsidiary”) have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interest in the Subsidiaries are outstanding. All prior securities of the Company (and its predecessor in Minnesota) have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with the applicable federal and state securities laws.
     (h) Other than DR GmbH, a company organized under the laws of Germany, no Subsidiary of the Company would be deemed a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.
     (i) The Company has not distributed and, prior to the later to occur of (x) the Closing Date (as defined in Section 2 below) and (y) completion of the distribution of the Offered Securities, will not distribute, any offering materials in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Prospectus or, subject to Section 6 of this Agreement, any other materials permitted by the Act and the Rules and Regulations.
     (j) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood, windstorm, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any material change in the outstanding shares of capital stock or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package.
     (k) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will be, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the General Disclosure Package; none of the outstanding shares of Common Stock or other capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any stockholders of the Company or of any other person, and the issuance and sale of the Offered Securities as contemplated by this Agreement are not subject to any preemptive rights, rights of first refusal, or other similar rights of any stockholder of the Company or of any other person. Neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, and other than rights held by security holders that may transfer all of their shares within any 90-day period pursuant to Rule 144 promulgated under the Act. Other than as set forth on Exhibit A to the legal opinion of Howard Rice Nemerovski Canady Falk & Rabkin delivered pursuant to Section 5(d) hereof, there are no agreements containing rights relating to the registration of any shares of its Common Stock that would be triggered by the filing of the Registration Statement or the offering or sale of the Offered Securities as contemplated by this Agreement.
     (l) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (m) The information set forth under the caption “Description of Capital Stock” in the Statutory Prospectus at the Applicable Time and the Prospectus is true and correct as of the date therein indicated. All of the Offered Securities conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.
     (n) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.
     (o) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both, will be, (i) in violation of or in default under its certificate of incorporation or by-laws (or other charter documents) or (ii) in material breach of or default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance to the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the certificate of incorporation or by-laws (or other charter documents) of the Company or any such Subsidiary, except for such breaches and violations (other than breaches of the Company’s certificate of incorporation or by-laws) as would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and to execute, deliver and perform its obligations under this Agreement.
     (p) This Agreement has been duly authorized, executed and delivered by the Company.
     (q) Except as disclosed in the General Disclosure Package, the Company and its Subsidiaries have good and marketable title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
     (r) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (s) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
     (t) The Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, adequate trademarks, trade names, trade secrets and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and except as disclosed in the General Disclosure Package, have no knowledge of, are unaware of any facts that would constitute the reasonable basis for any claim, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (u) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.
     (v) The financial statements incorporated by reference in the Registration Statement and included in the General Disclosure Package: (i) present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; (ii) have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein[, and, if pro forma financial statements are included in the Registration Statement and General Disclosure Package, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts]; (iii) such financial statements comply with the antifraud provisions of the Federal securities laws; and (iv) describe accurately the controlling principles used to form the basis for their presentation.
     (w) Since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective Material Adverse Effect, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (x) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.
     (y) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     (z) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds thereof as described in the General Disclosure Package, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (aa) The Company and its Subsidiaries have filed all Federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional tax assessments.
     (bb) The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (cc) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective.
     (dd) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects.
     (ee) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (ff) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the General Disclosure Package.
     (gg) The Company has duly filed on a timely basis with the Commission all reports, registration statements and other documents required by the Act, the Exchange Act, or the rules and regulations of the Commission promulgated pursuant to the Act or the Exchange Act. All of such reports, registration statements and other documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Act, the Exchange Act or the rules and regulations of the Commission promulgated pursuant to the Act or the Exchange Act, as appropriate. None of such reports, registration statements or other documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (hh) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) made by the Company, its Subsidiaries or any of its officers or directors contained in the Registration Statement or the General Disclosure Package, or made available to the public generally since March 20, 2006, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (ii) Neither the Company, nor any of its Subsidiaries, officers or directors has taken or will take, and the Company has used and will use reasonable efforts to cause each of its affiliates not to have taken or take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
     2. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $43.25 per share, the Offered Securities.
     The Company will deliver the Offered Securities to the Underwriter against payment of the purchase price in Federal or other immediately available funds by official bank check or checks or wire transfer to an account of the Company at a bank acceptable to the Underwriter at the office of Howard Rice Nemerovski Canady Falk & Rabkin, San Francisco, California, at 7:00 A.M., Pacific Daylight time, on March 28, 2006, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date.” The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office of Howard Rice Nemerovski Canady Falk & Rabkin at least 24 hours prior to the Closing Date, or delivered through the facilities of the Depositary Trust Company (the “DTC”) for the account of the Underwriter.
     3. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package.
     4. Certain Agreements of the Company. The Company agrees with the Underwriter that:
     (a) The Company has filed or will file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the date it is first used. The Company has complied with and will comply with Rule 433.
     (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect any such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution or threat by the Commission of any stop order proceedings in respect of a Registration Statement or any part thereof and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) If, at any time when a prospectus relating to the Offered Securities is (or, but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and, subject to Section 4(b) above, file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

     (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Applicable Time which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Applicable Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 60th day after the end of such fourth fiscal quarter.
     (e) The Company will furnish to the Underwriter copies of each Registration Statement, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York time, on the second business day following the date of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.
     (f) The Company will cooperate in and furnish such information as may be required to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to offering and sale of the Offered Securities).
     (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of its counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, if applicable, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter.
     (h) (1) During the period commencing on and including the date of this Agreement through and including the day that is 90 days after the date of this Agreement (the “Lockup Period”), the Company will not, without the prior written consent of the Underwriter, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any of Common Stock or other capital stock of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other capital stock of the Company or other securities, in cash or otherwise; provided, however, that if (1) during the last 17 days of the initial Lockup Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lockup Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lockup Period, then in each case the Lockup Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension; provided, further, however, that this sentence shall not apply if any research published or distributed by the Underwriter on the Company would be compliant under Rule 139 of the Act, and the Company’s securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. The foregoing sentence shall not apply to (A) the Offered Securities sold to the Underwriter hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company existing on the date of this Agreement.
     (2) The Company has caused each executive officer and director of the Company to furnish, to the Underwriter, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which each such person shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise sell or dispose of any shares of Common Stock of the Company (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option or warrant) or any securities convertible into, derivative of or exchangeable or exercisable for Common Stock of the Company, owned directly by such person or as to which such person has the power of disposition, in any such case whether owned as of the date of such letter or acquired thereafter (other than Common Stock purchased in the open market and not otherwise in breach of such letter) during the period commencing on the date of such letter and ending on the close of business on the ninetieth (90th) day after the date of the Prospectus, except with the prior written consent of the Underwriter (the “Lockup Agreements”); provided, however, that the Company’s executive officers and directors may transfer in the aggregate during the term of the Lockup Agreements up to 360,000 shares of Common Stock of the Company in the amount set forth next to each individual’s name on Schedule II hereto without such consent.
     (i) The Company, during the period in which the Prospectus is required to be delivered under the Act or the Exchange Act will file all documents required to be filed with the Commission pursuant to the Exchange Act as and when required by such act and the rules and regulations of the Commission thereunder.
     (j) The Company will use its reasonable best efforts to effect and maintain the quotation of the Offered Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Underwriter shall have received, on or prior to the date of this Agreement and as of the Closing Date, a comfort letter dated the date of this Agreement and the Closing Date, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the related published Rules and Regulations, and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial and statistical information contained in or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus.
     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the reasonable judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any change or any development involving a prospective change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally by the Commission or on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company by the Commission or on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York or California authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
     (d) The Underwriter shall have received an opinion, dated as of the Closing Date, of Howard Rice Nemerovski Canady Falk & Rabkin and of Larkin Hoffman Daly & Lindgren Ltd., each as counsel for the Company, which collectively shall be in the form set forth as Exhibit A hereto.

     (e) The Underwriter shall have received an opinion, dated as of the Closing Date, of Merchant & Gould, special counsel for the Company for certain patent issues, which shall be in the form set forth as Exhibit B hereto.
     (f) The Underwriter shall have received an opinion, dated as of the Closing Date, of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Underwriter, which shall be in the form set forth as Exhibit C hereto.
     (g) The Underwriter shall have received a certificate, dated as of the Closing Date, of the President and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement or any part thereof has been issued by the Commission and no proceedings for that purpose have been instituted or are contemplated by the Commission; (iv) no forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) made by the Company, its Subsidiaries or any of its officers or directors contained in the Registration Statement or the General Disclosure Package, or made available to the public generally since March 20, 2006, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and (v) subsequent to the date of the most recent financial statements included in the General Disclosure Package, there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package.
     (h) At the Closing Date, the Offered Securities shall have been approved for inclusion on the Nasdaq National Market, subject to official notice of issuance, if applicable.
     (i) The Lockup Agreements described in Section 4(h)(2) are in full force and effect.
     The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of the Closing Date or otherwise.
     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7(f) and Section 8.
     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted

Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     7. Indemnification and Contribution.
          (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such partner, director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter (whether on behalf of itself or any such partner, director, officer or controlling person) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.
     (b) The Underwriter will indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement and each person, if any who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Statutory Prospectus at the Applicable Time and the Prospectus: the seventh and eighth paragraphs regarding short sales and stabilizing transactions under the caption “Underwriting.”
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action in respect of which indemnity could be sought under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have.
     (f) The indemnity and contribution provisions contained in this Section 7, the representations, warranties and other statements of the Company contained in this Agreement and in any certificates delivered by its officers pursuant hereto, and the provisions of Section 8 hereof, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company or (iii) acceptance of and payment for any of the Offered Securities.
     8. Survival of Certain Obligations. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to the occurrence of any event specified in clause (ii), (iii), (iv), (v) or (vi) of Section 5(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.
     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or sent via facsimile and confirmed to the Underwriter at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or sent via facsimile and confirmed to it at 9625 W. 76th Street, Suite 150, Eden Prairie, MN 55344, Attention: Chief Financial Officer, with a copy to Howard Rice Nemerovski Canady Falk & Rabkin, 3 Embarcadero Center, 7th Floor, San Francisco, CA 94111, Attention: Michael J. Sullivan, Esq.
     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
     11. Representations of Underwriter. The Underwriter will act for itself in connection with this financing, and any action under this Agreement taken by the Underwriter will be binding upon itself.
     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) the Underwriter has been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;
     (b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) the Company has been advised that Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of laws.

     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours, DIGITAL RIVER, INC.
By:	/s/ Thomas Donnelly
Name: Thomas Donnelly
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Eric Zachary Maurus Name: Eric Zachary Maurus
Title: Director
(Signature Page to the Underwriting Agreement)

Schedule I
Underwriting

Number
Name of Underwriter	of Shares
Credit Suisse Securities (USA) LLC	4,000,000

Total	4,000,000

Schedule II
Schedule of Individual Lockup Agreements

Number
Name	of Shares
Joel Ronning	300,000
Thomas Madison	10,000
Perry Steiner	10,000
Frederic Seegal	10,000
Thomas Donnelly	10,000
J. Paul Thorin	10,000
Will Lansing	10,000

TOTAL:	360,000

Schedule III
General Use Issuer Free Writing Prospectuses

Schedule IV

Price to Investors:	As to each investor in the Offered Securities, the price per share paid by such investor

Proceeds to Company:	Not less than $170,000,000, after deducting expenses

Number of Offered Securities:	4,000,000

EXHIBIT A
Form of Howard Rice / Larkin Hoffman Daly & Lindgren Ltd. legal opinion
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to transact business in California, Minnesota and Washington.
     (ii) The authorized and outstanding capital stock is as set forth under the caption “Description of Capital Stock” in the Statutory Prospectus at the Applicable Time; the authorized shares of the Company’s Common Stock have been duly authorized; the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Offered Securities conform to the description thereof contained in the Statutory Prospectus at the Applicable Time under the caption “Description of Capital Stock”; the shares of Common Stock to be sold by the Company pursuant to this Agreement (i) have been duly authorized and (ii) will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders or other rights to subscribe for or purchase securities under the Delaware General Corporation Law, the Company=s certificate of incorporation or by-laws or any Material Contract (as listed on Exhibit A to this opinion) with respect to any of the Offered Securities or the issue or sale thereof.
     (iii) Except as described in or contemplated by the General Disclosure Package, to the knowledge of such counsel (i) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and (ii) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and (iii) no holder of any securities of the Company or any other person has the right under any Material Contract which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company (except with respect to holders of shares of Common Stock or other securities all of which may be sold in any 90-day period pursuant to Rule 144 promulgated under the Act, as to whom we express no opinion).
     (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to Rule 424(b), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.
     (v) The Registration Statement, as of the Effective Date relating to the Offered Securities, and the Prospectus, as of its date and the Closing Date, any amendment or supplement thereto, as if its date, complied and comply (as the case may be) as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements, schedules and notes and other financial and statistical information derived therefrom and included therein).

     (vi) The statements under the captions “Employment Agreements” and “Description of Capital Stock” contained in the Statutory Prospectus at the Applicable Time, insofar as such statements constitute a summary of documents referred to therein or matters of law are correct in all material respects and present in all material respects the information called for with respect thereto under the Act and the Rules and Regulations.
     (vii) Such counsel does not know of any material contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the General Disclosure Package which are not so filed or described as required, and the contracts or documents described therein are summarized to the extent required by the Act and the Rules and Regulations.
     (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company required under the Act and the Rules and Regulations to be described in the General Disclosure Package except as set forth in the General Disclosure Package.
     (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any Material Contract, except where such conflict, breach or default would not have a material adverse effect on the earnings, business, properties, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole.
     (x) This Agreement has been duly authorized, executed and delivered by the Company.
     (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body by the Company is necessary in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions herein contemplated (other than as may be required by the NASD, or the State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made under the Act and the Exchange Act.
     (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, required to register as an investment company under the 1940 Act.
     (xiii) The Company=s Common Stock has been registered pursuant to Section 12(g) of the Exchange Act and the rules and regulations promulgated thereunder. The Shares have been approved for additional listing on the Nasdaq National Market.
     In rendering such opinion, Howard Rice Nemerovski Canady Falk & Rabkin and Messerli & Kramer may rely as to matters governed by the laws of states other than California, Delaware, Minnesota or Federal laws on local counsel in such jurisdictions, provided that in each case, Howard Rice Nemerovski Canady Falk & Rabkin or Larkin Hoffman Daly & Lindgren Ltd. shall state that they believe that they and the Underwriter is justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, as of the Effective Date relating to the Offered Securities, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of its date and as of the Closing Date, or any amendment or supplement thereto, as of its date and the Closing

Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, or (iii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, including supporting schedules, or other financial information and statistical information derived therefrom and included therein). With respect to such statement, Howard Rice Nemerovski Canady Falk & Rabkin may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

EXHIBIT B
Form of Merchant & Gould legal opinion
     (i) To the best of such counsel’s knowledge, the Company owns all patents, trademarks, trademark registrations, service marks, service mark registrations and rights described in the General Disclosure Package as being owned by it or necessary for the conduct of its business, and such counsel is not aware of any claim to the contrary or any challenge by any other person or organization to the rights of the Company with respect to the foregoing other than those expressly identified in the General Disclosure Package.
     (ii) To the best of such counsel’s knowledge, there are no legal actions, claims or proceedings pending or threatened against the Company alleging that the Company is infringing or otherwise violating any patents or trade secrets owned by others other than those identified in the General Disclosure Package.
     (iii) To the best of such counsel’s knowledge, to the extent they constitute matters of law or legal conclusions, the descriptions of patents and patent applications under the captions “Risk Factors – Protecting our intellectual property is critical to our success,” “Risk Factors – Claims of infringement of other parties’ intellectual property rights could require us to expend significant resources, enter into unfavorable licenses or require us to change our business plans,” and any intellectual property litigation disclosure in any document incorporated by reference in the Registration Statement and the Statutory Prospectus at the Applicable Time, are accurate and fairly and completely present the patent situation of the Company.
     (iv) To the best of such counsel’s knowledge, the descriptions of patents and patent applications under the captions “Risk Factors CProtecting our intellectual property is critical to our success,” “Risk Factors – Claims of infringement of other parties’ intellectual property rights could require us to expend significant resources, enter into unfavorable licenses or require us to change our business plans,” and any intellectual property litigation disclosure in any document incorporated by reference in the Registration Statement and the Statutory Prospectus at the Applicable Time, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, including without limitation, any undisclosed material issue with respect to the subsequent validity or enforceability of such patent or patent issuing from any such pending patent application.

B-1

EXHIBIT C
Wilson Sonsini Goodrich & Rosati Legal Opinion
     (i) This Agreement has been duly authorized, executed and delivered by the Company.
     (ii) The Offered Securities have been duly authorized and validly issued and are fully paid and non-assessable.
     (iii) The Offered Securities conform to the description thereof contained in the Registration Statement and the General Disclosure Package.
     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, as of the Effective Date relating to the Offered Securities, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of its date and as of the Closing Date, or any amendment or supplement thereto, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, or (iii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, including supporting schedules, or other financial information and statistical information derived therefrom and included therein). With respect to such statement, Wilson Sonsini Goodrich & Rosati may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

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